Exhibit 99.1
Noble Corporation Reports Earnings of $5.85 per Share for 2008
On Revenues of $3.4 Billion
SUGAR LAND, Texas, January 21 — Noble Corporation (NYSE: NE) today reported fourth quarter 2008 earnings of $418.6 million, or $1.59 per diluted share, versus $347.4 million, or $1.29 per diluted share, for the fourth quarter of 2007. Per-share earnings were up 23.3 percent from the fourth quarter of 2007 and up 11.2 percent from the $1.43 per share reported for the third quarter of 2008. Earnings for the full year 2008 totaled $5.85 per diluted share compared with $4.48 per diluted share in 2007.
“Our fourth quarter results capped off a record year for the Company,” said Chairman, President and Chief Executive Officer David W. Williams. “We held the line on costs, coming in well under our full-year guidance and delivered top-tier margins. We achieved solid improvements in safety, with Recordable Incidents down by 30 percent over 2007. Our revenue outlook remains strong, with over $11.5 billion of backlog at year-end. We are on track with our capital spending program to deliver our remaining newbuilds and we successfully executed on our opportunistic share repurchase plan.”
Contract drilling services revenues for the 2008 fourth quarter were $882.5 million, up 16.0 percent from the year-earlier quarter. Contract drilling margins for the fourth quarter 2008 were approximately 70 percent, generating $560 million in net cash provided by operating activities during the quarter and $1.9 billion for full year 2008. The Company invested $351.2 million in capital projects during the quarter, bringing the year-to-date total to $1.2 billion. Debt as a percentage of total capitalization increased to 14.9 percent at December 31, 2008, from approximately 12.8 percent at the end of the third quarter due to the issuance of $250 million in unsecured notes in November 2008.
The Company repurchased 2.0 million of its ordinary shares during the fourth quarter 2008 at a total cost of $43.2 million and at an average price per share of $21.60. For the full year 2008, Noble repurchased approximately 8.0 million ordinary shares at an average price per share of $41.62 for a total cost of $331.5 million.

Operations Highlights
At year end 2008, approximately 79 percent of the Company’s total rig operating days were committed for 2009 and approximately 40 percent were committed for 2010. The Company made a number of strategic moves within its fleet during the quarter, including the mobilization of the Noble Roy Butler and Noble Carl Norberg from West Africa to Mexico under separate contracts with PEMEX. In the Middle East, the Noble George McLeod secured a three—year bareboat contract with ONGC at a dayrate of $133,000. That unit has now been relocated to India from the Arabian Gulf. Also in the Middle East, we entered into short-term contracts for the Noble Cees van Diemen at a dayrate of $170,000 and the Noble Gene House at a dayrate of approximately $162,000. Finally, in the U.S. Gulf of Mexico, we secured a four month extension on the Noble Clyde Boudreaux at a dayrate of $605,000.
The Company also took delivery during the fourth quarter 2008 of the Noble Hans Deul, an F&G JU 2000E design jackup rated for water depths of 400 feet and drilling depths of 30,000 feet. That unit is now fully crewed and undergoing inspection and customer acceptance before commencing initial drilling activities in the North Sea. This new high-specification jackup drilling unit is the second of three such rigs being built for the Company, with the final unit, the Noble Scott Marks, expected to be delivered in the third quarter 2009.
Outlook
“While we believe the long-term fundamentals of our industry are sound, the condition of the global economic environment is clearly a cause of concern and a reason for caution,” said Williams. “That said, the strength of our balance sheet, the extent of our contract coverage and the quality of our customer base should position us well to both weather the current economic storm and capitalize on opportunities for growth in a disciplined manner.”
Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 63 offshore drilling units (including five rigs currently under construction) located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the North Sea, Brazil, and West Africa. Noble’s ordinary shares are traded on the New York Stock Exchange under the symbol “NE”. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
-end-

Statements regarding contract commitments, dayrates, contract commencements, newbuilds, industry fundamentals, global economic conditions, financial strength, contract backlog, customer base, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
Conference Call
Noble will hold its fourth quarter and full year earnings conference call on Thursday, January 22, 2009, at 1:00 p.m., Central Time. The call may be accessed live via telephone at 1-866-461-7129 (+1-706-679-3084 for international callers), using pass code 72475181. The call also will be available over the Internet through the “Investor Relations” section of the Company’s Web site, using the “Web cast” link. A replay of the conference call will be available on Thursday, January 22, 2009, beginning at 5:00 p.m., Central Time, through Wednesday, January 28, 2009, ending at 5:00 p.m., Central Time. The phone number for the conference call replay is 1-800-642-1687 (+1-706-645-9291 for international callers), using the access code 72475181. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of any such measures to the most directly comparable GAAP measures in the “Investor Relations” section of the Company’s Web site under the heading “Regulation G Reconciliations.”
1/21/09
For additional information, contact:

For Investors:	Lee M. Ahlstrom, Vice President — Investor Relations and Planning,
Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications,
Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
OPERATING REVENUES
Contract drilling services	$882,538	$761,075	$3,298,850	$2,714,250
Reimbursables	19,340	30,012	90,849	121,241
Labor contract drilling services	7,732	40,166	55,078	156,508
Engineering, consulting and other	544	359	1,724	3,312

	910,154	831,612	3,446,501	2,995,311

OPERATING COSTS AND EXPENSES
Contract drilling services	265,765	243,882	1,011,882	880,049
Reimbursables	15,541	26,123	79,327	105,952
Labor contract drilling services	5,279	32,443	42,573	125,624
Engineering, consulting and other	—	150	—	17,520
Depreciation and amortization	93,252	82,607	356,658	292,987
Selling, general and administrative	17,176	26,686	74,143	85,831
Hurricane losses and recoveries, net	—	(5,114)	10,000	(3,514)
Gain on disposal of assets, net	(964)	—	(36,485)	—

	396,049	406,777	1,538,098	1,504,449

OPERATING INCOME	514,105	424,835	1,908,403	1,490,862

OTHER INCOME (EXPENSE)
Interest expense, net of amount capitalized	(1,956)	(1,230)	(4,388)	(13,111)
Interest income and other, net	1,430	2,527	8,443	11,151

INCOME BEFORE INCOME TAXES	513,579	426,132	1,912,458	1,488,902
INCOME TAX PROVISION	(95,012)	(78,752)	(351,463)	(282,891)

NET INCOME	$418,567	$347,380	$1,560,995	$1,206,011

NET INCOME PER SHARE:
Basic	$1.60	$1.30	$5.90	$4.52
Diluted	$1.59	$1.29	$5.85	$4.48

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	261,501	267,074	264,782	266,700
Diluted	262,452	269,508	266,805	269,330

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$513,311	$161,058
Accounts receivable	644,840	613,115
Insurance receivables	13,516	39,066
Prepaid expenses	21,207	20,721
Other current assets	47,467	26,231

Total current assets	1,240,341	860,191

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	7,423,440	6,354,782
Other	105,340	80,169

	7,528,780	6,434,951
Accumulated depreciation	(1,886,231)	(1,639,035)

	5,642,549	4,795,916

OTHER ASSETS	219,441	219,899

	$7,102,331	$5,876,006

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$172,698	$10,334
Accounts payable	259,107	198,395
Accrued payroll and related costs	76,842	115,914
Taxes payable	107,211	85,641
Interest payable	11,325	9,951
Other current liabilities	53,541	72,537

Total current liabilities	680,724	492,772

LONG-TERM DEBT	750,789	774,182
DEFERRED INCOME TAXES	264,618	240,621
OTHER LIABILITIES	120,886	65,705

	1,817,017	1,573,280

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	(4,468)	(5,596)

SHAREHOLDERS’ EQUITY
Ordinary shares — par value $0.10 per share; 400,000 shares authorized; 261,899 and 268,223 shares issued and outstanding at December 31, 2008 and 2007, respectively	26,190	26,822
Capital in excess of par value	402,115	683,697
Retained earnings	4,919,667	3,602,870
Accumulated other comprehensive loss	(58,190)	(5,067)

	5,289,782	4,308,322

	$7,102,331	$5,876,006

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,560,995	$1,206,011
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	356,658	292,987
Impairment loss on assets	—	10,189
Hurricane losses and recoveries, net	10,000	(3,514)
Deferred income tax provision	51,026	20,509
Share-based compensation expense	35,899	34,681
Pension contributions	(21,439)	(54,233)
Gain on disposal of assets, net	(36,485)	—
Other, net	(2,884)	56,027
Other changes in current assets and liabilities:
Accounts receivable	(31,725)	(204,874)
Hurricane insurance receivables	3,803	—
Other current assets	(22,040)	23,276
Accounts payable	2,490	(25,671)
Other current liabilities	(14,639)	58,985

Net cash from operating activities	1,891,659	1,414,373

CASH FLOWS FROM INVESTING ACTIVITIES
New construction	(799,736)	(754,967)
Other capital expenditures	(323,955)	(423,657)
Major maintenance expenditures	(107,630)	(108,419)
Accrued capital expenditures	40,830	45,260
Hurricane insurance receivables	21,747	—
Proceeds from disposal of assets	39,451	7,910
Proceeds from sale of business unit	—	10,000

Net cash from investing activities	(1,129,293)	(1,223,873)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term debt borrowing	—	685,000
Short-term debt payment	—	(685,000)
Borrowings on bank credit facilities	30,000	220,000
Payments on bank credit facilities	(130,000)	(120,000)
Payments of other long-term debt	(10,335)	(9,630)
Net proceeds from employee stock transactions	9,304	38,995
Proceeds from issuance of senior notes, net	249,238	—
Tax benefit of employee stock transactions	—	7,477
Dividends paid	(244,198)	(32,197)
Repurchases of ordinary shares	(314,122)	(195,797)

Net cash from financing activities	(410,113)	(91,152)

NET INCREASE IN CASH AND CASH EQUIVALENTS	352,253	99,348

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	161,058	61,710

CASH AND CASH EQUIVALENTS, END OF PERIOD	$513,311	$161,058

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended December 31,						Three Months Ended September 30,
	2008			2007			2008
	Contract			Contract			Contract
	Drilling			Drilling			Drilling
	Services	Other	Total	Services	Other	Total	Services	Other	Total
OPERATING REVENUES
Contract drilling services	$882,538	$—	$882,538	$761,075	$—	$761,075	$835,198	$—	$835,198
Reimbursables	18,060	1,280	19,340	20,233	9,779	30,012	17,227	860	18,087
Labor contract drilling services	—	7,732	7,732	—	40,166	40,166	—	8,197	8,197
Engineering, consulting and other	530	14	544	319	40	359	94	405	499

	$901,128	$9,026	$910,154	$781,627	$49,985	$831,612	$852,519	$9,462	$861,981

OPERATING COSTS AND EXPENSES
Contract drilling services	$265,765	$—	$265,765	$243,882	$—	$243,882	$253,729	$—	$253,729
Reimbursables	14,329	1,212	15,541	16,644	9,479	26,123	15,604	890	16,494
Labor contract drilling services	—	5,279	5,279	—	32,443	32,443	—	5,410	5,410
Engineering, consulting and other	—	—	—	—	150	150	—	—	—
Depreciation and amortization	91,104	2,148	93,252	79,679	2,928	82,607	90,923	1,748	92,671
Selling, general and administrative	17,073	103	17,176	26,181	505	26,686	15,886	141	16,027
Hurricane losses and recoveries, net	—	—	—	(5,114)	—	(5,114)	10,000	—	10,000
Gain on disposal of assets, net	—	(964)	(964)	—	—	—	—	—	—

	$388,271	$7,778	$396,049	$361,272	$45,505	$406,777	$386,142	$8,189	$394,331

OPERATING INCOME	$512,857	$1,248	$514,105	$420,355	$4,480	$424,835	$466,377	$1,273	$467,650

OPERATING STATISTICS
Jackups:
Average Rig Utilization	88%			98%			91%
Operating Days	3,354			3,697			3,444
Average Dayrate	$151,601			$138,746			$150,350

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	100%			97%			95%
Operating Days	644			626			613
Average Dayrate	$364,180			$269,146			$329,586

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	100%			100%			100%
Operating Days	276			276			276
Average Dayrate	$249,603			$185,227			$237,674

Drillships:
Average Rig Utilization	67%			74%			67%
Operating Days	184			204			184
Average Dayrate	$326,170			$118,581			$214,758

Submersibles:
Average Rig Utilization	67%			31%			67%
Operating Days	184			85			184
Average Dayrate	$56,903			$50,695			$55,117

Total:
Average Rig Utilization	88%			93%			90%
Operating Days	4,642			4,888			4,701
Average Dayrate	$190,137			$155,707			$177,683